[LETTERHEAD OF K&L GATES LLP]

July 22, 2008

Hong Kong Highpower Technology, Inc.
Building A1, Luoshan Industrial Zone,
Shanxia, Pinghu, Longgang,
Shenzhen, Guangdong, 518111
People’s Republic of China
Re:	Registration Statement on Form S-1
Registration for Resale of 1,119,649 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Hong Kong Highpower Technology, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of an aggregate of 1,119,649 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) which may be sold by the selling stockholders listed in the Registration Statement from time to time.

The Shares consist of 959,649 shares of Common Stock held by the Company’s stockholders who were stockholders immediately prior to a share exchange completed on November 2, 2007 and 160,000 shares of Common Stock that were issued on June 19, 2008.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate action of the Company that provides for the issuance of the Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Hong Kong HighpowerTechnology, Inc.
July 22, 2008

Our opinion set forth below is limited to the Delaware General Corporation Law (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/    K&L Gates LLP

K&L Gates LLP